EXHIBIT 99

GOLDEN PHOENIX CONTINUES TO STRENGTHEN MANAGEMENT TEAM: KITCHEN AND FORBUSH ASSUME FINANCIAL DUTIES; ACCOUNTING SYSTEM IMPROVED

SPARKS, NV, January 9, 2006 - Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM - News) announced today a change of management with the appointment of Larry A. Kitchen and Daniel J. Forbush to perform the financial and accounting functions of the Company, replacing William L. Thomas, who resigned as the Company’s principal financial officer effective December 31, 2005. Mr. Thomas stepped down to pursue a career opportunity in the private sector. Mr. Kitchen assumes the post of Principal Accounting Officer for Golden Phoenix effective January 1, 2006, and will provide certifications of the Company’s filings with the U.S. Securities & Exchange Commission as required by the Sarbanes-Oxley Act.

Core Business Builders, Inc. of Reno, Nevada, where Mr. Forbush is a principal, will manage the Company’s orderly transition to an advanced accounting system capable, in part, of tracking production and sales at the Ashdown molybdenum mine, located in Humboldt County, Nevada. The new system was developed by Forbush & Associates, which the Company contracted in June of 2005 to create an accounting and control platform designed to streamline SEC and Sarbanes-Oxley reporting functions and initiate accounting for the Ashdown joint venture. The platform was delivered to corporate offices in December and is being installed with staff training. Both Mr. Forbush and Mr. Kitchen will be working closely with office personnel to integrate the new system into the Company’s reporting stream.

Commenting on the continuing development of Golden Phoenix, Director David Caldwell said, “We are fortunate to have proven professionals in Larry Kitchen and Dan Forbush to assist the growth of the Company. Their experience with mining, acquisitions, transition management, and investor relations is impressive. Their arrival is well timed, as Golden Phoenix approaches the opening of its Ashdown moly project. We welcome Larry and Dan, and look forward to benefiting from their ideas and energy.”

Larry Kitchen is an accounting professional with more than 25 years experience, predominantly in the mining industry. Since 2001 Mr. Kitchen has been an independent business consultant to both Forbush & Associates and Core Business Builders. His prior experience includes operational and financial accounting functions at Carbon County Coal and Galactic Resources, and he holds specific expertise in mine-site accounting and implementation of controls and tracking systems at the level of operations. Mr. Kitchen also brings a depth of experience in working in the junior mining sector having held positions with Marshall Earth Resources, and Galactic Services, where he developed budgets for Ivanhoe Minerals. Mr. Kitchen is a graduate of Brigham Young University with a degree in Business Management.

Dan Forbush is a business professional with 25 years of mining industry experience. He has served as CFO and Treasurer of Glamis Gold, Director of Managerial Accounting for Echo Bay Mines; Nevada Operations Controller for Tenneco Minerals, General Accounting Supervisor for Amoco/Cyprus Mines Corporation, and a senior auditor with Arthur Anderson. Mr. Forbush holds an MBA in Finance and a BS in Accounting, is a Certified Public Accountant, and a member of both the American Institute and Nevada Society of Public Accountants. During the last six years, Mr. Forbush has been principal of both Core Business Builders and Forbush & Associates, serving business clients throughout northern Nevada.

Golden Phoenix Minerals, Inc. is a Nevada-based mining company committed to deliver value to its shareholders by acquiring, developing and mining superior precious and strategic metal deposits in North America using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix owns the Mineral Ridge gold and silver property near Silver Peak, Nevada, and is manager/operator of the Ashdown gold and molybdenum property, which has been approved for a 1000-ton molybdenum bulk sample program.

Visit the Golden Phoenix Web site at http://www.Golden-Phoenix.com/

Forward-Looking Statements. Certain statements included herein may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of a number of factors. These risks and uncertainties, and certain other related factors, are discussed in the Company's Form 10-KSB, Form 10-QSB and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of this date and the Company assumes no obligation to update such forward- looking statements as a result of a number of factors.

CONTACT:
Golden Phoenix Minerals, Inc.
Robert Martin
Director of Corporate Development
775/853-4919

E & E Communications
Paul Knopick
949/707-5365
pknopick@eandecommunications.com

Source: Golden Phoenix Minerals, Inc.